EXHIBIT (10)(166)(ii)

Lease Agreement West Hartford, Connecticut

Due to confidential information contained in this agreement, the Company requests confidential treatment of this information in order to not disclose the full document. Certain information has been disclosed in the footnotes of the Form 10-Q.